Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 18, 2014, by and among ASB Bancorp, Inc., a North Carolina Corporation (the “Company”) and each of the entities listed on Schedule I hereto (each a “Seller,” and collectively, the “Sellers”).

WITNESSETH:

WHEREAS, as of the date hereof, each Seller is the beneficial owner of the shares of issued and outstanding common stock, par value $0.01 per share, of the Company as set forth beside each Seller’s name on Schedule I hereto (collectively, the “Shares”); and

WHEREAS, Sellers desire to sell, and the Company desires to purchase, the Shares for the consideration and on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

REPURCHASE OF THE SHARES

1.1               Repurchase.  At the Closing (as hereinafter defined), upon the terms and subject to the conditions of this Agreement, Sellers agree to sell, transfer, convey, assign, and deliver the Shares to the Company, and the Company agrees to purchase and accept delivery of the Shares from the Sellers, in exchange for the payment by the Company to Seller of a cash purchase price equal to Twenty Dollars and Zero Cents ($20.00) per Share (the “Purchase Price”).

1.2               Closing.  Subject to the terms set forth in this Agreement, the closing of the purchase and sale of the Shares (the “Closing”) shall take place on July 18, 2014 at 10:00 a.m. Eastern Time at the offices of Nelson Mullins Riley & Scarborough LLP, Poinsett Plaza, Suite 900, 104 South Main Street, Greenville, South Carolina 29601, or such later date as may be agreed to by the parties.  At the Closing, the Company shall pay the Purchase Price to Seller, by wire transfer of immediately available funds pursuant to written instructions provided in advance by each Seller.  Immediately following the confirmation of receipt of the wire transfer from the Company of each Seller’s pro rata share of the Purchase Price to each Seller’s account, Sellers shall deliver the Shares to the Company or its authorized agents.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Seller as follows:

2.1               Organization.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina.

2.2              Authorization.   The Company has the full legal right, corporate power, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized, executed, and delivered by the Company, and all necessary action has been taken to make this Agreement a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms.

2.3               Approvals and Consents.  No consents, authorizations, waivers, filings, registrations or approvals (including regulatory approvals) that have not been previously obtained are required in connection with the execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby or the performance by Company of its obligations hereunder.

2.4               No Other Representations or Warranties.  Except for the representations and warranties contained in this Agreement, neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided by or on behalf of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller represents and warrants to the Company as follows:

3.1               Organization. Each Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

3.2              Authorization.  Seller has the full legal right, power, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized, executed, and delivered by the Seller, and all necessary action has been taken to make this Agreement a legal, valid, and binding obligation of the Seller, enforceable in accordance with its terms.

3.3               Ownership of the Shares.  Each Seller is the sole record owner of the Shares as specified on Schedule I hereto.  There are no contracts, commitments, agreements, understandings or arrangements of any kind (contingent or otherwise) relating to the sale or transfer by Seller of any of its Shares.

3.4               Title.  Seller has good, valid, and marketable title to its Shares, free and clear of any and all security interest, pledge, lien, charge, voting agreement, proxy, mortgage, option, adverse claim or ownership or use, or any other encumbrance of any kind, character, or description whatsoever.

3.5              Approvals and Consents.  No consents, authorizations, waivers, filings, registrations or approvals that have not been previously obtained are required in connection with the execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated hereby or the performance by Seller of its obligations hereunder.

3.6               Information Concerning the Company.   Seller acknowledges that the Company may be in possession of material non-public information about the Company and its subsidiaries not known to Seller.  Seller hereby waives any and all claims and causes of action now or hereafter arising against the Company based upon or relating to any alleged non-disclosure of such information and further covenants not to assert any claims against or to sue the Company or any of its directors, officers, employees, partners, agents or affiliates for any loss, damage or liability arising from or relating to its offer and sale of Seller’s Shares pursuant to this Agreement arising out of, based upon or in connection with any alleged nondisclosure of such information. It is understood and agreed that neither the Company nor Seller makes any representation or warranty to the other whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company or any of its subsidiaries, or with respect to the value of the Shares.

3.7               No Brokers.  Seller is not a party to any agreement, arrangement, or understanding with any person that could result in the Company having any obligation or liability for any brokerage fees, commissions, or other similar fees or expenses relating to this Agreement or the transactions contemplated hereby.

ARTICLE IV

CLOSING CONDITIONS

4.1               Conditions to the Company’s Obligations.  The obligations of the Company under Article I to purchase the Shares at the Closing are subject to the satisfaction of the following conditions:

(a)            The representations and warranties made by Sellers shall be true and  correct in all material respects as of the Closing.

4.2               Conditions to Seller’s Obligations.  The obligations of Sellers under Article I to sell the Shares at the Closing are subject to the satisfaction of the following conditions:

(a)            The representations and warranties made by the Company shall be true  and correct in all material respects as of the Closing.

ARTICLE V

MISCELLANEOUS

5.1               Expenses.  The Company and Sellers shall each bear their own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

5.2               Specific Performance.  Sellers and the Company agree that money damages are inadequate and that each will suffer irreparable harm with respect to a failure to abide by any covenant made under the terms of this Agreement or any requirement under this Agreement relating to or affecting the sale of the Shares, and that, accordingly, in addition to any money damages which might be awarded with reasonable certainty, each shall be entitled to demand specific performance or to seek injunctive relief whether with regard to a breach or contemplated breach.  All rights, remedies and benefits specified in this Agreement, including, but not limited to the rights, remedies and benefits contained in this Section 5.2 are not exclusive of any rights, remedies or benefits which any party may otherwise have.

5.3               Notices.  All notices and other communications required hereunder shall be in writing and delivered personally, delivered by a recognized next-day courier service or mailed by registered or certified mail.  All such notices and communications shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to the Company, to:

ASB Bancorp, Inc.
P.O. Box 652
Asheville, North Carolina 28802
Attention: Suzanne DeFerie

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
Poinsett Plaza, Suite 900
104 South Main Street
Greenville, South Carolina 29605
Attention: Neil E. Grayson

(b)	if to Sellers, to:

The Stilwell Group
111 Broadway
12th Floor
New York, NY 10006
Attention: Joseph Stilwell

6.4               Governing Law.  This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the laws of the State of North Carolina, without giving effect to the principles of conflicts of laws thereof.

6.5              Assignment.  Neither the Company nor any Seller shall transfer or assign this Agreement or any of its rights, interests, or obligations hereunder, in whole or in part, whether voluntarily, by operation of law or otherwise, without the prior written approval of the other party.  Any assignment made in violation of this Section 6.5 shall be void.

6.6               Severability.  The invalidity of any term or terms of this Agreement will not affect any other term of this Agreement, which will remain in full force and effect.

6.7               Counterparts.  This Agreement may be executed simultaneously in counterparts, both of which shall be deemed an original, but all counterparts so executed will constitute one and the same agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, this Stock Repurchase Agreement has been duly executed on behalf of each of the parties hereto as of the day first above written.

COMPANY:

ASB Bancorp, Inc.
By:	/s/ Suzanne DeFerie
Name: Suzanne DeFerie
Title: President and CEO

SELLERS:

Stilwell Value Partners II, L.P		Stilwell Value Partners V, L.P.
By:	/s/ Joseph Stilwell	By:	/s/ Joseph Stilwell
Name: Joseph Stilwell		Name: Joseph Stilwell
Title: Managing Member of the General Partner		Title: Managing Member of the General Partner

Stilwell Value Partners VII, L.P.		Stilwell Activist Fund, L.P.

By:	/s/ Joseph Stilwell	By:	/s/ Joseph Stilwell
Name: Joseph Stilwell		Name: Joseph Stilwell
Title: Managing Member of the General Partner		Title: Managing Member of the General Partner

Stilwell Activist Investments, L.P.		Stilwell Associates, L.P.

By :	/s/ Joseph Stilwell	By:	/s/ Joseph Stilwell
Name: Joseph Stilwell		Name: Joseph Stilwell
Title: Managing Member of the General Partner		Title: Managing Member of the General Partner

Stilwell Partners, L.P.

By:	/s/ Joseph Stilwell
Name: Joseph Stilwell
Title: General Partner

SCHEDULE I

LIST OF SELLERS

SELLER	SHARES BENEFICIALLY OWNED

Stilwell Value Partners II, L.P	50,000

Stilwell Value Partners V, L.P.	44,800

Stilwell Value Partners VII, L.P.	70,000

Stilwell Activist Fund, L.P.	8,140

Stilwell Activist Investments, L.P.	89,960

Stilwell Associates, L.P.	40,000

Stilwell Partners, L.P.	90,000

TOTAL	392,900